Exhibit 5.1

Horwitz, Cron & Armstrong, LLP

Attorneys at Law

26475 Rancho Parkway South
Lake Forest, California 92630
Telephone (949) 540-6540
Facsimile (949) 540-6578

May 18, 2011

Ladies and Gentlemen:

                This will refer to the Registration Statement on Form S-8 (the “Registration Statement”) that is being filed by FITT Highway Products, Inc., a Nevada corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to 4,500,000 shares of Common Stock, par value $.001 per share, of the Company (“Common Stock”), relating to consulting services provided to the Company.

As Counsel for the Company, we are familiar with the Certificate of Incorporation and the By-Laws of the Company and with its affairs, including the actions taken by the Company in connection with this Registration Statement.  We have also examined such other documents and instruments and have made such further investigation as deemed necessary or appropriate in connection with this opinion.

Based upon the foregoing, it is our opinion that:

(1)	The Company is duly incorporated and validly existing as a corporation under the laws of the State of Nevada.

(2)
All necessary corporate proceedings have been taken to authorize the issuance of the shares of Common Stock being registered under the Registration Statement, and all such shares of Common Stock, when issued and delivered pursuant to the Company’s Certificate of Incorporation and Consulting Agreements, and when the Registration Statement shall have become effective, will be legally issued and will be fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder.

Very truly yours, HORWITZ, CRON & ARMSTRONG, LLP /s/Horwitz, Cron & Armstrong, LLP